UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2012

China HGS Real Estate, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2012, Messrs. H. David Sherman and Gordon H. Silver resigned as members of the Board of Directors of China HGS Real Estate, Inc. (the “Company”). Messrs. Sherman and Silver also resigned as members of the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, effective that same date. The resignations of Messrs. Sherman and Silver were not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 22, 2012, Mr. John Chen and Ms. Christy Young Shue were appointed to fill the vacancies on the Board of Directors of the Company until their respective successors are duly qualified and elected to succeed them at the Company’s next annual meeting or such earlier date of their resignation or removal. The Company has determined that both Messrs. Chen and Shue qualify as independent directors as such term is defined by Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”). Both Mr. Chen and Ms. Shue will serve on each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Mr. Chen will be the chairman of the Audit Committee and Ms. Shue will be the chairwoman of the Nominating and Corporate Governance Committee.

In connection with their appointment to the board, the Company entered into director agreements with each Mr. Chen and Ms. Shue (the “Agreements”). The Agreements provide that both Mr. Chen and Ms. Shue will receive an annual fee of $36,000 and $24,000, respectively, during the term of the Agreements, and will receive an option to purchase up to 60,000 shares of the Company's common stock with an exercise price equal to $2.37 per share on the date of the grant of the option. Such option will become exercisable on a quarterly basis in twelve equal installments on the last day of each calendar quarter. Copies of the Agreements are attached as Exhibits 10.1, 10.2 and are incorporated herein by reference.

Mr. Chen, age 40, is a California Certified Public Accountant. Mr. Chen has been the Chief Financial Officer of General Steel Holdings Inc. (NYSE: GSI) since May 2004. From 1997 to 2003, Mr. Chen was a Senior Accountant at Moore Stephens Frazer and Torbet. Mr. Chen received his Bachelor of Science degree in Business Administration, Accounting from California State Polytechnic University. Mr. Chen's strong finance and accounting background and many years of experience as Chief Financial Officer at a public company enable him to be an effective member of the Board of Directors of the Company, which needs financial and finance expertise, and make him well qualified to serve as chairman of the Audit Committee of the Board of Directors of the Company.

Ms. Shue, age 49, served as Executive Vice President, Finance and Investor Relations and Corporate Secretary of Harbin Electric, Inc. (NASDAQ: HRBN) from 2007 through November 2011, when Harbin Electric went private as a result of a management buyout transaction.  From 2006 through 2007, Ms. Shue was a Vice President and a Senior Investor Relations Consultant at Christensen, an Investor Relations advisory firm. From 2003 through 2006, Ms. Shue served as Investor Relations Manager at International Paper (NYSE: IP). Ms. Shue received her MBA degree in finance/international business from Stern School of Business, New York University, a Ph.D. in Chemistry from Purdue University, and a Bachelor of Science degree from Sichuan University, China. Ms. Shue’s previous experience as an officer and Investor Relations manager for public companies has given her insights into various challenges that a public company faces, as well as extensive knowledge and understanding of capital market related issues such as corporate governance and financial reporting.

Neither Mr. Chen. nor Ms. Shue has any family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which each Mr. Chen and Ms. Shue had, or will have, a direct or indirect material interest.

2

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Description
10.1	Independent Director Agreement by and between the Company and John Chen, dated August 22, 2012.
10.2	Independent Director Agreement by and between the Company and Christy Young Shue, dated August 22, 2012.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2012	China HGS Real Estate, Inc.
	By:	/s/Xiaojun Zhu__ ________________________
Name: Xiaojun Zhu
Title: Chief Executive Officer and Chairman

4

EXHIBIT INDEX

No.	Description
10.1	Independent Director Agreement by and between the Company and John Chen, dated August 22, 2012.
10.2	Independent Director Agreement by and between the Company and Christy Young Shue, dated August 22, 2012.

5